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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2001 Non-Officer, Non-Director Employee Stock Incentive Plan of The Medicines Company of our report dated February 13, 2001, except for the eighth paragraph of Note 2, as to which the date is February 20, 2001, with respect to the consolidated financial statements of The Medicines Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP



Boston, Massachusetts
December 4, 2001